EXHIBIT 2.1

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) dated as of March 5, 2013, is by and among EXCO/HGI JV ASSETS, LLC, a Delaware limited liability company (“Buyer”), and BG US PRODUCTION COMPANY, LLC, a Delaware limited liability company (“Seller”).  Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

A.
WHEREAS, reference is made herein to that certain Purchase and Sale Agreement, dated as of February 14, 2013, by and among EXCO OPERATING COMPANY, LP, a Delaware limited partnership (“EXCO”), and Seller, as subsequently assigned from EXCO to Buyer (as the same may be amended, restated, supplemented or otherwise modified the, “PSA”), and any term capitalized but not defined herein shall have the meaning given to such term in the PSA; and

B.	WHEREAS, the Parties wish to amend the PSA in accordance with the provisions of this Amendment.

Agreement

NOW, THEREFORE, for and in consideration of the mutual agreements contained in the PSA and this Amendment and other good and valuable consideration, the Parties agree as follows:

1.           Amendment to Section 3.4.

a)    The first sentence of Section 3.4 of the PSA is hereby amended by deleting the phrase “Not less than 5 Business Days” and replacing it with the phrase “Not less than 2 Business Days”.

b)    The second sentence of Section 3.4 of the PSA is hereby amended by deleting the phrase “Within 3 Business Days” and replacing it with the phrase “Within 1 Business Day”.

2.           Amendment to Exhibit A-1(A).  Exhibit A-1(A) of the PSA is hereby amended by deleting such exhibit in its entirety and replacing it with the Exhibit A-1(A) attached hereto.

3.           Amendment to Exhibit A-1(B).  Exhibit A-1(B) of the PSA is hereby amended by deleting such exhibit in its entirety and replacing it with the Exhibit A-1(B) attached hereto.

4.           Ratification by the Parties.  Except as specifically provided in this Amendment, all terms and provisions of the PSA shall remain unchanged and in full force and effect, and the PSA, as modified by this Amendment, is hereby ratified, acknowledged and reaffirmed by the Parties.  The execution of this Amendment shall not directly or indirectly in any way whatsoever

(a) impair, prejudice or otherwise adversely affect any Party’s right at any time to exercise any right, privilege or remedy in connection with the PSA, (b) amend or alter any provision of the PSA (other than the amendments provided for in this Amendment) or (c) constitute any course of dealing or other basis for altering any obligation of any Party or any right, privilege or remedy of any Party under the PSA.  Each reference in the PSA to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the PSA as amended hereby.

5.           Acknowledgement by EXCO and EXCO Parent. EXCO and EXCO Parent hereby acknowledge the PSA has been amended by this Amendment and such Persons reaffirm their obligations under Section 2.4 and Section 14.3 (as applicable) of the PSA, as such PSA has been amended by this Amendment.

6.           Counterparts.  This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.  Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

7.           Application of Certain Provisions.  Section 1.2 of the PSA and Section 14.13 of the PSA shall apply mutatis mutandis to this Amendment.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been signed by each of the Parties effective as of the date first above written.

EXCO/HGI JV ASSETS, LLC

By:	/s/ R. L. Hodges
Name: R. L. Hodges
Title: Vice President – Land

BG US PRODUCTION COMPANY, LLC

By:	/s/ Mike Mott
Name: Mike Mott
Title: Vice President

Solely for purposes of Section 5:

EXCO OPERATING COMPANY, LP
By: EXCO Partners OLP GP, LLC, its general partner

By:	/s/ William L. Boeing
Name: William L. Boeing
Title: Vice President and General Counsel

EXCO RESOURCES, INC.

By:	/s/ William L. Boeing
Name: William L. Boeing
Title: Vice President and General Counsel

Signature Page to
First Amendment